                                                                    Exhibit 99.2

                      RECOMMENDED FOR FULL-TEXT PUBLICATION
                       Pursuant to Sixth Circuit Rule 206

                             File Name: 05a0293p.06

                         UNITED STATES COURT OF APPEALS

                              FOR THE SIXTH CIRCUIT

                                -----------------

In re: AMERICAN HOMEPATIENT, INC., et al.,               )
                                            Debtors.     )
                                                         )
_______________________________________                  )        No. 04-5771
                                                         )
BANK OF MONTREAL, for itself and as Agent for            )
AIMCO CDO Series 2000-A, et al.,                         )
                                            Appellants,  )
                                                         )
                  v.                                     )
                                                         )
AMERICAN HOMEPATIENT, INC., et al.,                      )
                                            Appellees.   )

                  Appeal from the United States District Court
               for the Middle District of Tennessee at Nashville.
              No. 04-00188--Thomas A. Wiseman, Jr., District Judge.

                             Submitted: June 9, 2005

                        Decided and Filed: July 11, 2005

     Before: SILER and GIBBONS, Circuit Judges; STAFFORD, District Judge.*

                                -----------------

                                     COUNSEL

ON BRIEF: James R. Kelley, NEAL & HARWELL, Nashville, Tennessee, Alan Wright, HAYNES & BOONE, Dallas, Texas, for Appellants. Frank J. Wright, C. Ashley Ellis, HANCE, SCARBOROUGH, WRIGHT, GINSBURG & BRUSILOW, Dallas, Texas, Robert J. Mendes, MENDES & GONZALES, Nashville, Tennessee, for Appellees.

                                -----------------

                                     OPINION

                                -----------------

STAFFORD, District Judge. As agent for the senior secured lenders in this bankruptcy case, the appellant, Bank of Montreal, appeals an order affirming the bankruptcy court's determination of the amount of damages resulting from the debtors'/appellees' rejection of an executory contract during Chapter 11 reorganization. We affirm.

----------------
* The Honorable William Stafford, United States District Judge for the Northern District of Florida, sitting by designation.


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No. 04-5771      In re American HomePatient, Inc., et al.                 Page 2


                                       I.

         Effective May 25, 2001, American HomePatient, Inc. ("AHP"), entered into a credit agreement with certain of its secured lenders, including the Bank of Montreal (collectively, "Lenders"). In connection with the credit agreement, AHP also entered into a warrant agreement ("Warrant Agreement") that called for AHP to issue two series of warrants which, when exercised, would permit the warrant holders to purchase 3,265,315 shares (or 19.99%) of AHP common stock at an exercise price of $0.01 per share. The Warrant Agreement defined "Warrant Holder" to mean "each Lender and thereafter each Person to whom a Lender or other Warrant Holder may transfer any Warrants." J.A. at 816.

         On July 31, 2002, AHP and twenty-four of its subsidiaries and affiliates (collectively, "Debtors") filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. The United States Bankruptcy Court for the Middle District of Tennessee ("Bankruptcy Court") confirmed Debtors' Second Amended Joint Reorganization Plan ("Plan") by order entered May 27, 2003. The Plan became effective on July 1, 2003.

         Under the Plan, Debtors were authorized to reject executory contracts within ten (10) days after the Plan's July 1, 2003, effective date. On July 11, 2003, Debtors filed a notice of rejection and a motion for an order authorizing Debtors to reject the Warrant Agreement and to quantify the amount of any damages resulting from the rejection of that Warrant Agreement. Debtors argued that the Warrant Holders' damage claim was $0.00 or, alternatively, at most $881,635.05.

         The Bank of Montreal (the "Bank"), as the agent for Lenders, filed an objection to Debtors' motion on behalf of Lenders. Among other things, the Bank argued that the Warrant Agreement was not an executory contract subject to rejection. The Bank also took issue with the method used by Debtors to calculate a rejection damage claim.

         On November 20-21, 2003, the Bankruptcy Court held a hearing to consider Debtor's motion and the Bank's objection to the motion. In a memorandum decision entered December 12, 2003, the Bankruptcy Court overruled the Bank's objection to Debtors' motion to reject the Warrant Agreement and found the damages stemming from rejection to be $846,369.85. In determining the amount of damages, the Bankruptcy Court relied on sections 365(g)(1) and 502(g) of the Bankruptcy Code to set a rejection date of July 30, 2002, the day immediately prior to the filing of Debtors' bankruptcy petition. In essence, the Bankruptcy Court found that damages should be allowed "in the amount that the Lenders would have recovered as of the time the petition was filed." J.A. at 338. After hearing from each of the parties' experts as to how rejection damages should be calculated, the Bankruptcy Court--consistent with Debtor's expert's testimony--set the price per warrant at $0.02692 (an estimate of the fair market value of shares on the date before the petition was filed), subtracted the warrant exercise price of $0.01 per warrant, then multiplied the difference by the number of warrants (3,265,315) held by Lenders, thus arriving at a damage figure of $846,369.85. An order commemorating the Bankruptcy Court's memorandum decision was entered December 31, 2003.

         At the hearing, the experts presented different methodologies for determining damages, resulting in differing estimates as to the amount of those damages. Both experts, however,


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No. 04-5771      In re American HomePatient, Inc., et al.                 Page 3


testified that their rejection damage calculations were based on a pre-petition, July 30, 2002, valuation date. When specifically asked about his selection of a valuation date, the Bank's expert explained that he used the pre-petition date because that was the date provided to him by the Bank's counsel. No evidence was offered at the hearing to support a damages calculation as of any date other than July 30, 2002, the day immediately prior to the filing of Debtors' bankruptcy petition.

         After its motion to alter or amend the Bankruptcy Court's December 12, 2003, memorandum decision and December 31, 2003, order was denied as to all substantive issues, the Bank appealed to the United States District Court for the Middle District of Tennessee. On May 21, 2004, the District Court entered a memorandum decision and order affirming the decision of the Bankruptcy Court. The Bank then filed its timely notice of appeal in this case.

                                       II.

         In reviewing a bankruptcy decision appealed to the district court, "we review directly the decision of the bankruptcy court. We accord no deference to the district court's decision; we apply the clearly erroneous standard to the bankruptcy court's findings of fact, and we review de novo the bankruptcy court's conclusions of law." Brady-Morris v. Schilling (In re Kenneth Allen Knight Trust), 303 F.3d 671, 676 (6th Cir. 2002).

                                      III.

                                       A.

         The Bank contends that the Bankruptcy Court erred as a matter of law when it used the prepetition date as the date from which rejection damages were calculated. While conceding that the breach and the resulting contract damage claim are deemed to have arisen on the day before the filing of the bankruptcy case, the Bank maintains that neither section 365(g)(1) nor section 502(g) of the Bankruptcy Code requires that the amount of rejection damages be fixed as of that date. According to the Bank, section 502(g) does nothing more than cause a rejection damage claim to be classified as a pre-bankruptcy unsecured claim.

         The Bank, for the first time, raised the issue regarding the valuation date in its pre-trial memorandum filed the morning of the Bankruptcy Court hearing, November 20, 2003. At that time, the Bank suggested that damages should be calculated not from July 30, 2002 (the day before the filing of the petition), but from July 11, 2003, the date Debtors filed both a notice of rejection as well as a motion for order authorizing Debtors to reject the Warrant Agreement. While the Bank offered no expert testimony at the hearing about what damages would be if a July 11, 2003, valuation date were used, the Bank nonetheless argued in its pre-trial memorandum that damages should be calculated by taking the price of shares on the date Lenders learned of the breach (i.e., July 11, 2003), subtracting the warrant exercise price of $0.01 per warrant, then multiplying the difference by the number of warrants held by Lenders, resulting in damages of $6,987,774.10. The Bankruptcy Court rejected the Bank's argument.

         Bankruptcy Code section 365(g) provides that, upon rejection of an executory contract, the time of breach by the debtor is fixed as of the day "immediately before the date of the filing


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No. 04-5771      In re American HomePatient, Inc., et al.                 Page 4


of the petition." 11 U.S.C. Section 365(g)(1). The effect of the breach is to allow the party injured by the rejection to seek allowance of its resulting claim as a pre-petition unsecured claim. Pursuant to section 365(g)(1), the Bankruptcy Court found that Debtor's breach of the Warrant Agreement occurred on July 30, 2002. The Bank does not contest this finding.

         Section 502(g) of the Bankruptcy Code provides that "[a] claim arising from the rejection, under section 365 of this title..., of an executory contract or unexpired lease of the debtor that has not been assumed shall be determined, and shall be allowed under subsection (a), (b), or (c) of this section, or disallowed under subsection (d) or (e) of this section, the same as if such claim had arisen before the date of the filing of the petition." 11 U.S.C.
Section 502(g) (emphasis added). The language of section 502(g)--providing that a claim for rejection damages "shall be determined, and shall be allowed...as if such claim had arisen before the date of the filing of the petition"--seems clear. See Henry Ford Health Sys. v. Shalala, 233 F.3d 907, 910 (6th Cir.2000) (explaining that a court must "read statutes and regulations with an eye to their straightforward and commonsense meanings"). Webster defines the word "determine" to mean, among other things, "to fix the boundaries of." Merriam-Webster Online Dictionary, at http://www.m-w.com. Webster defines the word "allow" to mean "permit." Id. If, as the Bank argues, section 502(g) does nothing more than cause a rejection damage claim to be classified as a pre-bankruptcy unsecured claim, use of the two words, "determine" and "allow," would be unnecessary. Indeed, the word "allow" would be sufficient to "permit" a rejection damage claim to be classified as a pre-bankruptcy unsecured claim, and the word "determine" would serve no apparent purpose whatever.

         Congress, however, chose to include the word "determine" in section 502(g), and we must give effect to that word. See Duncan v. Walker, 533 U.S. 167, 174 (2001) (noting that it is the court's duty "'to give effect, if possible, to every clause and word of a statute'") (quoting United States v. Menasche, 348 U.S. 528, 538-39 (1955) (quoting Montclair v. Ramsdell, 107 U.S. 147, 152 (1883))); Market Co. v. Hoffman, 101 U.S. 112, 115 (1879) (explaining that "[i]t is a cardinal rule of statutory construction that significance and effect shall, if possible, be accorded to every word"); Walker v. Bain, 257 F.3d 660, 667 (6th Cir.2001) (explaining that "[e]very word in the statute is presumed to have meaning, and we must give effect to all the words to avoid an interpretation which would render words superfluous or redundant"), cert. denied, 535 U.S. 1095 (2002). Reading the word "determine" to mean "fix the boundaries of," we conclude that section 502(g) requires that damages be fixed as of a date "before the date of the filing of the petition." 11 U.S.C. Section 502(g). Indeed, consistent with section 365(g)(1), we conclude that damages should be fixed as of the time of the deemed breach, which is "immediately before the date of the filing of the petition." 11 U.S.C. Section 365(g)(1).

         Contrary to the Bank's argument, courts appear to be in general agreement that, when an executory contract is rejected, damages are fixed at or immediately before the date of the filing of the petition, not at some later time when an executory contract is, in fact, rejected. For example, in Addison
v. Langston (In re Brints Cotton Mktg., Inc.), 737 F.2d 1338, 1341-42 (5th Cir.
1984), the Fifth Circuit affirmed the bankruptcy court's decision to fix damages arising from the debtor's rejection of cotton call contracts based upon the market value of cotton at the time the debtor filed his bankruptcy petition. The creditors in Brints had argued that state law gave them the right to fix a reasonable price on their contracts by calling the contracts at any time after the debtor breached the contracts. Id. at 1341. In rejecting the creditors' argument, the Fifth


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No. 04-5771      In re American HomePatient, Inc., et al.                 Page 5


Circuit concluded that state law did not trump the bankruptcy court's Code-granted power to fix rejection damages at the time the bankruptcy petition was filed. Cited in support of the Fifth Circuit's decision was Sexton v. Dreyfus, 219 U.S. 339 (1911), a bankruptcy case wherein the United States Supreme Court "upheld the fixing of the creditor's rights as of the date of filing the bankruptcy petition, noting the historical fiction that such date 'simply fixes the moment when the affairs of the bankrupt are supposed to be wound up' as if 'the whole matter could be settled in a day.'" Brints, 737 F.2d at 1342 (quoting Sexton, 219 U.S. at 344); see also Workman v. Harrison, 282 F.2d 693, 699 (10th Cir. 1960) (limiting the amount of rejection damages to the value of the executory investment contract on the date the petition was filed).

         In In re Independent American Real Estate, Inc., 146 B.R. 546 (Bankr. N.D. Tex. 1992), the bankruptcy court explained that, when an executory contract is rejected, the amount and validity of a claim for damages is determined as of the date of the breach in accordance with state law, "to the extent state law does not contravene the Bankruptcy Code." Id. at 553. In In re Davies, 27 B.R. 898 (Bankr. E.D.N.Y. 1983), the bankruptcy court similarly explained as follows:

                  Under the Code, a rejection gives rise to a legal fiction that a breach of the contract occurred immediately prior to the filing of the petition. 11 U.S.C. Section 365(g)(1). Thus, a claim is allowable for those damages resulting from the breach, and the court will determine the amount and the validity of the claim as of the date of the breach.

Id. at 900 (emphasis added); see also Malden Mills Indus., Inc. v. Maroun (In re Malden Mills Indus., Inc.), 303 B.R. 688, 702 (Bankr. 1st Cir. 2004) (stating that, "[u]nder [section 502(g) of] the statute, postpetition rejection fixes the liability of the debtor and, therefore, the recovery of the creditor, as of the petition date"); In re O.P.M. Leasing Services, Inc., 79 B.R. 161, 167 (S.D.N.Y.
1987) (explaining that, when an executory contract is rejected, the claim for damages is fixed as of the petition date, meaning that damages must be discounted to the present value as of the petition date); In re O.P.M. Leasing Services, Inc., 56 B.R. 678, 684 (S.D.N.Y. Bkrtcy.1986) (stating that "the Code provides a clear directive that whenever general unsecured claims are incurred, whether pre- or postpetition, they are calculated for damage assessment purposes as occurring as of the date the petition was filed").

The Bank cites only two cases in support of its argument that section 502(g) does not fix the date for calculating the amount of rejection damages. In re Good Hope Chem. Corp., 747 F.2d 806 (1st Cir. 1984), cert. denied, 471 U.S. 1102
(1985); In re James R. Corbitt Co., 48 B.R. 937 (Bankr. E.D. Va. 1985). Neither case is persuasive. In In re James R. Corbitt Co., 48 B.R. at 942 n.7, the court stated in a footnote, in dicta, that a date other than the deemed breach date might be used for purposes of computing the amount of damages "[i]n proper circumstances." The court did not explain what might constitute "proper circumstances." In In re Good Hope, the First Circuit held that the actual date upon which an executory contract was rejected, and not the pre-petition "deemed" date of breach, controlled with respect to determining the appropriate exchange rate to be used for the purpose of converting damages, computed in German marks, into a dollar judgment. 747 F.2d at 813. Other than noting that the parties had stipulated to the amount of damages (DM 11, 055,121) incurred by the creditor upon the debtor's deemed breach


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No. 04-5771      In re American HomePatient, Inc., et al.                 Page 6


of the contract, the court did not address the issue of when or how damages are to be fixed in the event of a contract rejection. Because it is anything but apparent that the First Circuit's rule regarding selection of an exchange rate should control the section 502(g) "determination" of the Bank's rejection damages claim in this case, the Bank's suggestion that the reasoning in Good Hope applies here is not persuasive.

         Because the language of the statute as well as the caselaw supports the Bankruptcy Court's decision to value damages as of the date immediately before the date of the filing of the petition, and because all of the testimony presented to the Bankruptcy Court regarding the calculation of damages was based on that pre-petition valuation date, the Bank's assertion of error in this regard is not well-taken.

                                       B.

         The Bank argues that contract rejection damages must be determined under state law, in this case the law of New York, and not the Bankruptcy Code. While we agree that, as a general rule, damages caused by the rejection of an executory contract are determined under state law, we reject the Bank's argument that the relevant date for calculating Lenders' rejection damages is the date Lenders learned of Debtors' breach.(1)

         It is well-established that a bankruptcy court is entitled, if authorized by the federal Bankruptcy Code, to determine how and what claims are allowable for bankruptcy purposes. See, e.g., Raleigh v. Illinois Dep't of Revenue, 530 U.S. 15, 20 (2000) (explaining that "[c]reditors' entitlements in bankruptcy arise in the first instance from the underlying substantive law creating the debtor's obligation, subject to any qualifying or contrary provisions of the Bankruptcy Code"); Ohio v. Collins (In re Madeline Marie Nursing Homes), 694 F.2d 433, 436-37 (6th Cir. 1982) (recognizing that "the bankruptcy courts, as courts of the United States, have power to supercede state law where it conflicts with the federal bankruptcy law which the court is primarily bound to enforce"). Resort to state law is appropriate and/or necessary when a gap exists in federal bankruptcy law. As the District Court noted, courts "will look to state law to fill in what federal bankruptcy law leaves out regarding such issues as whether money damages can be recovered at all, the amount of damages, and how issues of bad faith affect the amount of damages." J.A. at 1037.

         As noted above, the Bankruptcy Code specifically fixes the date of breach for rejection damages purposes as the date immediately before the date of the filing of a bankruptcy petition. 11 U.S.C. Section 365(g)(1). It also specifically provides that any claim arising from a rejection shall be "determined" as if such claim had arisen before the date of the filing of the bankruptcy petition. 11 U.S.C. Section 502(g). As these specific provisions leave no "gap" and, therefore, control any conflicting provisions of state law, the Bankruptcy Court did not err when it relied on the July 30, 2002, prepetition date as the valuation date. The Bank's arguments to the contrary are without merit.

-----------------------
(1) Under New York law, "the measure of damages for non-delivery or repudiation by the seller is the difference between the market price at the time when the buyer learned of the breach and the contract price together with any incidental and consequential damages provided." N.Y.U.C.C. Laws Section 2-713.


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No. 04-5771      In re American HomePatient, Inc., et al.                 Page 7


                                       C.

         The Bank contends that the Bankruptcy Court erred when it adopted Debtors' expert's opinion as to damages. The Bank bases this argument on its contention that the expert ignored the relevant valuation date under New York law. Having already rejected the Bank's arguments with regard to the valuation date and the application of New York law, we reject this argument as well.

                                       IV.

         Because we find no error on the part of the Bankruptcy Court, we
AFFIRM.